Contact: Robert E. Rout

Executive Vice President, Chief

Financial Officer and Secretary

724-465-1487

TO BE RELEASED:

Friday, August 29, 2003

at 8:00 a.m.

S&T Bancorp, Inc. CEO Establishes Section 10b5-1 Plan

Indiana, Pennsylvania (Nasdaq:STBA) - Officials of S&T Bancorp, Inc. today announced that James C. Miller, President and CEO, has entered into a plan pursuant to Rule 10b5-1 under the Securities and Exchange Act of 1934 to sell up to 70,000 shares of S&T Bancorp, Inc. common stock. These shares are issuable upon exercise of certain stock options that were issued to Mr. Miller in 1994-1996. Following the planned sales, Mr. Miller will continue to hold options to purchase 130,000 shares of S&T Bancorp, Inc. common stock. In addition, Mr. Miller and his immediate family will continue to own, directly or indirectly, more than 50,000 shares of S&T Bancorp, Inc. common stock. This 10b5-1 plan was established by Mr. Miller as part of his personal financial planning.

Headquartered in Indiana, PA, S&T Bancorp, Inc. operates 46 offices within Allegheny, Armstrong, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson and Westmoreland counties. With assets of $2.9 billion, S&T Bancorp, Inc. stock trades on the NASDAQ National Market System under the symbol STBA.